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MPEL HOLDINGS CORP. (FORMERLY COMPUTER TRANSCEIVER SYSTEMS, INC.) AND SUBSIDIARY

                           FORM 10 - QSB (Exhibit 1)

                                CAPITALIZATION



The following table sets forth the debt and capitalization of the Company as of December 31, 1997 pro forma giving effect to the merger. This table should be read in conjunction with the Consolidated Financial Statements, including the Notes thereto, included in the Pre-effective Amendment No.4 to Form SB-2.

                                                                          December 31, 1997
                                                                         Actual           Pro Forma
                                                                     ----------------  ----------------
Debt:

      Warehouse lines of credit                                    $      10,532,994 $      10,532,994
      Subordinated debt                                                      878,000           878,000
      Notes payable                                                        1,241,652         1,241,652
      Obligation under capital lease                                         193,184           193,184
                                                                     ----------------  ----------------
Total Debt                                                         $      12,845,830 $      12,845,830



Stockholders' Equity:

      Common Stock, $.01 par value, 15,000,000 shares
      authorized, 8,056,000 shares outstanding actual,
      8,394,142 shares outstanding pro forma                                   8,056             8,394
      Additional paid-in capital                                             664,227           666,941
      Accumulated deficit                                                    -76,702           -76,702
                                                                     ----------------  ----------------
Total stockholders' equity                                                   595,581           598,633
                                                                     ================  ================
                Total capitalization                               $      13,441,411 $      13,444,463
                                                                     ================  ================
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